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                                                                     Exhibit 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          PETCO ANIMAL SUPPLIES, INC.

        PETCO ANIMAL SUPPLIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

        1. The Corporation's original Certificate of Incorporation was filed on April 9, 1991 under the name PASI SHELL COMPANY.

        2. That by action taken at a special meeting of the Board of Directors on January 11, 1994, resolutions were duly adopted setting forth a proposed amendment and restatement of the Certificate of Incorporation of the Corporation which was filed in the office of the Secretary of State of the State of Delaware on April 9, 1991 and which was amended and restated pursuant to that certain Amended and Restated Certificate of Incorporation filed in the office of the Secretary of State of the State of Delaware on April 19, 1991, declaring said amendment and restatement to be advisable and directing its officers to submit said amendment and restatement to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment and restatement is as follows:

        "THEREFORE, BE IT RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows, subject to the required consent of the stockholders of the corporation:

        FIRST: The name of the Corporation (hereinafter the "Corporation") is

               PETCO ANIMAL SUPPLIES, INC.

        SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, County of Kent; and the name of the registered agent of the Corporation in the State of Delaware is The Prentice-Hall Corporation System, Inc.
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THIRD:  The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue shall be (i) twenty million (20,000,000) shares of Common Stock with a par value of $.0001 per share, and (ii) two million (2,000,000) shares of Preferred Stock with a par value of $.0001 per share.

        Additional series of Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated in the resolution or resolutions providing for the establishment of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Except as otherwise expressly stated in the resolution or resolutions providing for the establishment of a series of Preferred Stock, any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise expressly provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of stock for the purpose of voting by classes unless expressly provided in the resolution or resolutions providing for the establishment thereof.

        Authority is hereby expressly granted to the Board of Directors of the Corporation to issue, from time to time, shares of Preferred Stock in one or more series, and, in connection with the establishment of any such series by resolution or resolutions, to determine and fix such voting powers, full or limited, or no voting powers, and such other powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, including, without limitation, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated in such resolution or resolutions, all to the fullest extent permitted by the Delaware General Corporation Law. Without limiting the generality of the foregoing, the resolution or resolutions providing for the establishment of any series of Preferred Stock may, to the extent permitted by law, provide that such series shall be superior to, rank equally with or be junior to the Preferred Stock of any other series. Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any series of Preferred Stock, no vote of the holders of shares of Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Amended and Restated Certificate of Incorporation.

        Upon the filing in the Office of the Secretary of State of the State of Delaware of the Amended and Restated Certificate of Incorporation of the Corporation whereby this Article FOURTH is amended to read as set forth herein, each one thousand (1,000) issued and outstanding shares of Common Stock of the Corporation shall thereby and thereupon be combined into one (1) share of validly issued, fully paid and nonassessable share of Common Stock of the Corporation without further action on the part of any person. No scrip or fractional shares will be issued by reason of this amendment.

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FIFTH:  The name and the mailing address of the incorporator are as follows:

            NAME                                MAILING ADDRESS
            ----                                ---------------
        Daniel Howard                      701 "B" Street, Suite 2100
                                           San Diego, California 92101

SIXTH: 1. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than 5 nor more than 15 directors, the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the entire Board of Directors.

2. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected, provided that directors initially designated as Class I directors shall serve for a term ending on the date of the 1995 annual meeting, directors initially designated as Class II directors shall serve for a term ending on the date of the 1996 annual meeting, and directors initially designated as Class III directors shall serve for a term ending on the date of the 1997 annual meeting. Notwithstanding the foregoing, each director shall hold office until such director's successor shall have been duly elected and qualified or until such director's earlier death, resignation or removal. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no event will a decrease in the number of directors shorten the term of any incumbent director. Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled solely by a majority of the directors then in office (although less than a quorum) or by a sole remaining director, and each director so elected shall hold office for a term that shall coincide with the remaining term of the class to which such director shall have been elected. Whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the nomination, election, term of office, filling of vacancies, removal and other features of such directorships shall not be governed by this ARTICLE SIXTH unless otherwise provided for in the certificate of designation for such classes or series.

3. No director may be removed from office by the stockholders except for cause with the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.


SEVENTH:  The Corporation is to have perpetual existence.



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        EIGHTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation and for the further definition of the powers of the Corporation and its directors and stockholders:

        1. The Board of Directors shall have the power to adopt, amend or repeal the by-laws of the Corporation.

            The stockholders may adopt, amend or repeal the by-laws only with the affirmative vote of the holders of not less than 66 2/3% of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

        2. Elections of directors need not be by written ballot unless the by-laws of the Corporation so provide.

        3. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with Delaware Law, and may not be taken by written consent of stockholders without a meeting.

        4. Special meetings of stockholders may be called by the Board of Directors, the Chairman of the Board of Directors, the President or the Secretary of the Corporation and may not be called by any other person. Notwithstanding the foregoing, whenever holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, such holders may call special meetings of such holders pursuant to the certificate of designation for such classes or series.

        NINTH: No director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
        (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the Law, (iii) under
        Section 174 of the General Corporation law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

        TENTH: The Corporation expressly elects not to be governed by Section 203 of the Delaware General Corporation Law."

        3. That thereafter, by written consent of a majority of the issued and outstanding shares of stock of the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware, a majority of the shares of the Corporation were voted in favor of the amendment.



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     4. That said Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

     5. That the capital of the Corporation will not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, PETCO ANIMAL SUPPLIES, INC. has caused this Certificate to be signed by Richard St. Peter, its Senior Vice President and James M. Myers, its Assistant Secretary, this 12th day of March, 1994.


                                          PETCO ANIMAL SUPPLIES, INC.
                                          a Delaware corporation


                                          By: /s/ Richard St. Peter
                                              ----------------------------
                                          Name:  Richard St. Peter
                                          Title: Sr. Vice President

ATTEST


/s/ James M. Myers
------------------------------
Name:  James M. Myers
Title: Assistant Secretary


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                            CERTIFICATE OF AMENDMENT
                                       OF
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          PETCO ANIMAL SUPPLIES, INC.

        Petco Animal Supplies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

        FIRST: That at a meeting of the Board of Directors of this Corporation, resolutions were duly adopted setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of this Corporation, declaring said amendment to be advisable and seeking the consent of a majority of the stockholders of this Corporation to said amendment. The resolution setting forth the proposed amendment is as follows:

        RESOLVED, that the Amended and Restated Certificate of Incorporation of this corporation be amended by changing the first paragraph of Article FOURTH in its entirety so that, as amended, said paragraph shall be and read as follows:

                FOURTH: The total number of shares of stock which the Corporation shall have authority to issue shall be (i) one hundred million (100,000,000) shares of Common Stock with a par value of $.0001 per share, and (ii) two million (2,000,000) shares of Preferred Stock with a par value of $.0001 par share.

        SECOND: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        THIRD: That said amendment shall be executed, acknowledged, filed and recorded in accordance with Section 103 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said Petco Animal Supplies, Inc. has caused this certificate to be signed by Brian K. Devine, its President, and Richard C. St. peter, its Secretary, this 21st day of August, 1996.

                                        PETCO ANIMAL SUPPLIES, INC.


                                        By: /s/ Brian K. Devine
                                            ------------------------------
                                            Brian K. Devine
                                            President

ATTEST: /s/ Richard C. St. Peter
        ------------------------------
        Richard C. St. Peter
        Secretary